Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated 19 March 2013 with respect to the consolidated financial statements and schedule of Taminco Group Holdings S.à r.l. included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-185244) of Taminco Acquisition Corporation dated 29 March 2013.

Ghent, Belgium

29 March 2013

Ernst & Young Bedrijfsrevisoren BCVBA

Represented by

/s/ Lieve Cornelis

Lieve Cornelis

Partner